Exhibit 10.17
CARDIOVASCULAR SYSTEMS, INC.
SUMMARY OF FISCAL YEAR 2011
EXECUTIVE OFFICER BASE SALARIES
The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2011 in their current positions:

Name and Current Position	Base Salary
David L. Martin	$425,000
President and Chief Executive Officer
Laurence L. Betterley	$278,000
Chief Financial Officer
James E. Flaherty	$260,000
Chief Administrative Officer and Secretary
Robert J. Thatcher	$275,000
Executive Vice President
Paul Koehn	$250,000
Vice President of Manufacturing
Brian Doughty	$250,000
Vice President of Commercial Operations
Paul Tyska	$225,000
Vice President of Business Development
Scott Kraus	$225,000
Vice President of Sales